Exhibit 4.1
Second Amendment to Subordinated Convertible Debentures and
Subordinated Convertible Debenture Purchase Agreement (the “Amendment”)
     Reference is made to the subordinated convertible debentures due 2012, as amended (the “Debentures”), originally issued by Bakers Footwear Group, Inc. (the “Company”) to the persons listed on Exhibit A hereto (the “Investors”) on June 26, 2007. Reference is also made to that certain Subordinated Convertible Debenture Purchase Agreement dated June 13, 2007 by and between the Company and the Investors (the “Debenture Purchase Agreement” and collectively with Debentures the “Debenture Documents”).
     In consideration of the mutual promises and other good and valuable consideration, the adequacy and receipt of which hereby are acknowledged by the parties hereto, the parties agree as follows:
     1. Beginning on June 30, 2011, the rate of interest used in the second sentence of Section 2.1 of the Purchase Agreement shall be changed from 9.5% per annum to 12% per annum, and the date when the principal of the Debentures shall be due and payable used in the third sentence of Section 2.1 shall be changed from one payment on June 30, 2012 to four equal annual installment payments on the following dates: June 30, 2012, June 30, 2013, June 30, 2014, and June 30, 2015.
     2. Beginning on June 30, 2011, the rate of interest used in the first sentence of Section 2 of each of the Debentures shall be changed from 9.5% per annum to 12% per annum.
     3. Notwithstanding the last paragraph immediately preceding section 1 of each of the Debentures, the principal sum of each of the Debentures, respectively, shall be due and payable in four equal annual installments on the following dates: June 30, 2012, June 30, 2013, June 30, 2014, and June 30, 2015; except if any of such dates is not a Trading Day, such payment shall be due and payable on the next succeeding Trading Day. Each such principal payment date shall be a Maturity Date.
     4. This amendment shall not affect the conversion price or conversion terms of the Debentures.
     5. In accordance with Section 15(f) of each of the Debentures and Section 8.4(b) of the Debenture Purchase Agreement, this Amendment shall be effective upon execution by the Company and the Required Investors (as defined in the Debenture Purchase Agreement).
[Signature Page Follows]

Signature Page to Second Amendment to Subordinated Convertible Debentures and
Subordinated Convertible Debenture Purchase Agreement
     IN WITNESS WHEREOF, the parties have executed this agreement this 30th day of June, 2011.
COMPANY:

BAKERS FOOTWEAR GROUP, INC.
By:	/s/ Peter A. Edison
	Name:	Peter A. Edison
	Title:	Chairman and Chief Executive Officer

Signature Page to Second Amendment to Subordinated Convertible Debentures and
Subordinated Convertible Debenture Purchase Agreement
     IN WITNESS WHEREOF, the parties have executed this agreement this _____ day of June, 2011.
INVESTOR:

LINN H. BEALKE REVOCABLE TRUST
By:	/s/ Linn H. Bealke
	Name:	Linn H. Bealke
	Title:	Trustee

Signature Page to Second Amendment to Subordinated Convertible Debentures and
Subordinated Convertible Debenture Purchase Agreement
     IN WITNESS WHEREOF, the parties have executed this agreement this _____ day of June, 2011.
INVESTOR:
BEATRICE C. EDISON IRREVOCABLE GST TRUST FOR BERNARD A. EDISON DATED 8-31-59

By:	/s/ Bernard Edison
Name:
	Title:	Trustee

Signature Page to Second Amendment to Subordinated Convertible Debentures and
Subordinated Convertible Debenture Purchase Agreement
     IN WITNESS WHEREOF, the parties have executed this agreement this _____ day of June, 2011.
INVESTOR:

By:	/s/ Julian I. Edison
	Name:	Julian I. Edison

Signature Page to Second Amendment to Subordinated Convertible Debentures and
Subordinated Convertible Debenture Purchase Agreement
     IN WITNESS WHEREOF, the parties have executed this agreement this _____ day of June, 2011.
INVESTOR:
LOUIS N. GOLDRING REVOCABLE TRUST DTD. 4/15/97

By:	/s/ Louis N. Goldring
	Name:	Louis N. Goldring
	Title:	Trustee

Signature Page to Second Amendment to Subordinated Convertible Debentures and
Subordinated Convertible Debenture Purchase Agreement
     IN WITNESS WHEREOF, the parties have executed this agreement this _____ day of June, 2011.
INVESTOR:

By:	/s/ Scott C. Schnuck
	Name:	Scott C. Schnuck

Signature Page to Second Amendment to Subordinated Convertible Debentures and
Subordinated Convertible Debenture Purchase Agreement
     IN WITNESS WHEREOF, the parties have executed this agreement this 21st day of June, 2011.
INVESTOR:
ANDREW N. BAUR REVOCABLE TRUST

By:	/s/ Richard D. Baur
	Name:	Richard D. Baur
	Title:	Trustee

Signature Page to Second Amendment to Subordinated Convertible Debentures and
Subordinated Convertible Debenture Purchase Agreement
     IN WITNESS WHEREOF, the parties have executed this agreement this 22 day of June, 2011.
INVESTOR:
MISSISSIPPI VALLEY CAPITAL, LLC

By:	/s/ Scott D. Fesler
	Name:	Scott D. Fesler
	Title:	Manager

Exhibit A
1. Andrew N. Baur Revocable Trust
2. Mississippi Valley Capital, LLC
3. Julian I. Edison
4. Scott C. Schnuck
5. Linn H. Bealke Revocable Trust
6. Louis N. Goldring Revocable Trust Dtd. 4/15/97
7. Beatrice C. Edison Irrevocable GST Trust for Bernard A. Edison Dated 8-31-59